Exhibit 99.1
Diamond Foods to Acquire Kettle Foods
Transaction, expected to be accretive in first year, creates trio of snack favorites in single portfolio, and builds on successful
acquisition history
SAN FRANCISCO (February 25, 2010) — Diamond Foods, Inc. (NASDAQ: DMND), today announced it has entered into a definitive agreement to acquire Kettle Foods, makers of premium potato chips, from Lion Capital LLP for $615 million in cash. Pursuant to the agreement, Diamond will acquire Kettle operations in both the United States and the United Kingdom. The transaction is structured as a purchase of all of the outstanding shares of a parent holding company of the U.S. and U.K. Kettle operating entities. It is expected to close by the end of Diamond’s fiscal year 2010, subject to customary conditions, including regulatory approval.
“Kettle Foods’ passion for making great tasting, natural potato chips has attracted a loyal consumer following and shaped a truly premium brand that has our deep respect,” said, Michael J. Mendes, Chairman, President and CEO of Diamond Foods. “Diamond and Kettle Foods share a history of relentless focus on flavor and product quality and working collaboratively with our retail partners. By adding Kettle, including its talented team of employees, our snack business will have greater scale, which will help us to drive even greater innovation in the snack market. We expect that the acquisition will be accretive in the first year and is a strong, strategic fit to better support our long-term growth plans.”
Lyndon Lea, Partner of Lion Capital, said “Our successful ownership of Kettle Foods reflects Lion’s distinctive strategy of investing in and growing strong consumer brands. Since our acquisition in 2006, we have dramatically increased Kettle’s strategic value through category-leading innovation and penetration gains in the U.S. and U.K. snacking markets, leading to double-digit annualized growth in group revenues and 30% annualized growth in group profitability. In the U.S., we doubled the capacity of the business through investment in a new manufacturing plant in Wisconsin, which supported even higher rates of profit growth within the U.S. market. We are pleased to be selling this iconic brand and highly strategic asset to Diamond Foods, whose heritage of delivering the consumer premium snacking products and market-leading innovation complements the core tenets of Kettle Foods.”

Highlights of the transaction:
•	Significantly improves Diamond’s strength: The Kettle Brand® has been a strong performer in the premium potato chip category with an excellent growth profile and history of expanding profit margins. On a pro forma basis, the addition of Kettle Foods would add more than $250M in revenues and almost double Diamond’s EBITDA.

•	Increases addressable market by $9B: The potato chip category is large and growing. Kettle operates in the two largest potato chip markets in the world, the U.S. and the U.K., which increases the company’s addressable market by $9 billion.

•	Increases scale in snack market: The addition of Kettle Foods will more than double the size of Diamond’s snack business, enabling cross-promotional opportunities in the U.S. across a diversified offering of three complementary brands: Emerald®, Pop Secret® and Kettle.

•	Adds premium brand to Diamond’s snack portfolio: Kettle Foods pioneered the kettle-cooked style in 1982, setting an early standard in the premium and adult chip categories on two continents with its natural ingredients and commitment to flavor innovation.
“We have taken a very deliberate approach toward screening possible acquisitions, focused on premium brands with growth potential that have synergy with the customer segments we already serve. We believe Kettle Foods is a strong fit with the capability to provide solid financial returns for our shareholders, and we plan to invest behind the brand in several areas to position it for long-term success,” said Mendes.
Diamond expects the Kettle Foods acquisition will be accretive to earnings per share (EPS) in fiscal 2011 after accounting for increased marketing support and financing costs and excluding costs associated with the transaction and integration. The purchase is expected to be funded partially with a new five-year $600 million credit facility, a future equity offering and available cash resources. Assuming the transaction closes prior to the beginning of fiscal 2011, the company is expecting full year EPS to be in the range of $2.25 to $2.35.
“In Diamond Foods, we are putting the Kettle brand in great hands,” said Tim Fallon, President of Kettle Foods North America, who helped steer the company’s double-digit growth over the past several years and will remain at the helm of the US Operations. “This is a company with a history of investing in new product development and creative marketing, which will only amplify the work we’re doing to attract new customers and innovate in the premium category.”
Jeremy Bradley, the Managing Director of Kettle’s U.K. business added “with a strong track record of brand-building, innovation and growth in the snack category in the U.S., Diamond Foods is an ideal partner to build upon our success and drive the next phase of Kettle Foods. While Diamond Foods has a long history of international sales, Kettle’s strong retail and operational foundation in the United Kingdom offers Diamond a platform, led by Kettle Chips, for expanding in the U.K. and Europe.”

Both companies share a heritage in the nut industry, with Kettle Foods getting its start in roasted nuts and nut butters, and expanding to build Kettle Brand® Potato Chips, a highly respected brand in the premium potato chip category. Its products are made with delicious blends of all natural seasonings and cooked in small batches in pure, healthy oils. Kettle Brand® Potato Chips are recognized for their hearty crunch and golden color. Kettle products are sold in natural supermarkets, traditional grocery, club, mass merchandisers, food service and convenience channels.
In addition to 28 flavors of all natural potato chips, such as Sea Salt and Fresh Ground Pepper, Backyard BBQTM, Spicy ThaiTM, and Sea Salt and Vinegar, the company’s product lines also include “better-for-you” Kettle Brand® Baked Potato Chips, the only baked potato chip made from real, whole slices of potatoes, available in four delicious flavors.
Conference Call
Diamond will host an investor conference call and web cast tomorrow, February 26, 2010, at 8:30 a.m. Eastern Time to discuss these results. To participate in the call via telephone, dial 800-281-7970 from the U.S./Canada or 913-312-1411 elsewhere and enter a confirmation code of 864-5198. In order to listen to the call over the internet, visit the Company’s website at www.diamondfoods.com and select “Investor Relations.”
Please note the February 26 conference call replaces one previously scheduled for Tuesday, March 2, 2010.
Archived audio replays of the call will be available on the Company’s website or via telephone. The latter will begin at 8:30 a.m. Pacific Time on February 26, 2010 and remain available through 8:30 a.m. Pacific Time on March 5, 2010. It can be accessed by dialing 888-203-1112 from the U.S./Canada or 719-457-0820 elsewhere. Both phone numbers require the conference code listed above.
To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com and select “email alerts.”
Note regarding forward-looking statements
This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including projections of Diamond’s results. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this release. Some factors that could cause actual results to differ from our expectations include risks of integrating acquired businesses and entering markets in which we have limited experience, availability and pricing of raw materials, impact of additional indebtedness, loss of key customers and an increase in competition. A more extensive list of factors that could materially affect our results can be found in Diamond’s periodic filings with the Securities and Exchange

Commission. They are available publicly and on request from Diamond’s investor relations department.
About Diamond Foods
Diamond Foods is a high-growth innovative packaged food company focused on building, acquiring and energizing brands including Diamond of California® culinary nuts, Emerald® snack nuts, and Pop Secret® microwave popcorn. The Company’s products are distributed in a wide range of stores where culinary nuts and snacks are sold.
About Kettle Foods
Founded in Salem, Ore., in 1978 before expanding to the U.K. in 1989, Kettle Foods is committed to producing great tasting, all-natural snacks with a caring commitment to its employees, craft and community. Products are distributed throughout North America, Japan, Guam and Western Europe. Its manufacturing sites in Salem, Ore., Beloit, Wis. and Norwich, United Kingdom produce more than 20 flavors and four varieties of potato chip offerings, nut butters and trail mixes. Its facility in Beloit, Wis., opened in 2007 was the first LEED® Gold certified food processing facility in the U.S. Visit www.kettlefoods.com for more information.
About Lion Capital
Lion Capital is a London-based investment firm that is recognized as a leader in investing in the consumer sector, with over €4 billion of equity capital invested in consumer businesses across Europe and North America. Lion’s portfolio of market-leading food and beverage companies includes such well-known brands as Weetabix, the UK’s number one cereal brand, Findus, Europe’s second largest frozen food producer, and the iconic Schweppes and Orangina beverage brands. Lion Capital’s investment strategy is underpinned by exceptional experience within its senior team in investing in and operating within the consumer sector and the firm has a proven track record of successfully growing companies post acquisition. For more information please visit: www.lioncapital.com.
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CONTACTS:
Investors — Bob Philipps
VP, Treasury & Investor Relations
Diamond Foods, Inc.
bphilipps@diamondfoods.com
415-445-7426
Media — Michael Altfest
Account Supervisor
Edelman
Michael.altfest@edelman.com

415-486-3244

For Lion Capital:
Shona Prendergast
Penrose Financial
+44 (0) 20 7786 4888 (office)
+44 (0) 7798 626284 (mobile)